                                                                    EXHIBIT 11.1
                               AHL SERVICES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                  (Amounts in thousands, except per share data)

                                                                Three Months Ended
                                                                     March 31,
                                                          -------------------------------
                                                               2002              2001
                                                          --------------     ------------
Income (Loss) Applicable to Common Stock:
   Loss from continuing operations                        $       (1,403)    $     (2,351)
                                                          ==============     ============
   Income (loss) from discontinued operations             $       (1,916)    $      1,017
                                                          ==============     ============
   Net loss                                               $       (3,319)    $     (1,334)
                                                          ==============     ============
Weighted average shares:
   Common shares                                                  15,247           15,386
   Common share equivalents applicable to
     potentially diluted stock options outstanding
                                                                      - (1)            - (1)
                                                          --------------     ------------
   Weighted average common and common
     equivalent shares outstanding during the period              15,247           15,386
                                                          ==============     ============
Basic and diluted earnings (loss) per share:
   Loss from continuing operations                        $        (0.09)    $      (0.15)
                                                          ==============     ============
   Income (loss) from discontinued operations             $        (0.13)    $       0.06
                                                          ==============     ============
   Net loss                                               $        (0.22)    $      (0.09)
                                                          ==============     ============

   (1) Because of the loss from continuing operations, diluted earnings per share for the period does not include the incremental shares from the assumed conversion of stock options granted. The common share equivalents applicable to potentially dilutive stock options outstanding were zero and 95,000 for the three months ended March 31, 2002 and 2001, respectively.